Exhibit 99.1

Media Contact:

Sean Reid

Cognos, 613-738-1440

Sean.reid@cognos.com

Investor Relations:

John Lawlor

613-738-3503

john.lawlor@cognos.com

Cognos® Reports Strong Third Quarter Fiscal Year 2007 Financial Results

- 24 percent license revenue growth drives Q3 revenue and earnings performance -

Ottawa, ON & Burlington, MA, December 20, 2006 – Cognos Incorporated (Nasdaq: COGN; TSX: CSN) (all figures in U.S. dollars), the world leader in business intelligence (BI) and performance management solutions, today announced financial results for its third quarter of fiscal year 2007, ended November 30, 2006.

Revenue for the third quarter was $247.8 million, compared with $212.3 million for the same period last fiscal year, an increase of 17 percent. License revenue was $94.0 million, compared with $75.5 million in the third quarter of last fiscal year, an increase of 24 percent.

Net income in the quarter on a U.S. GAAP basis was $16.5 million or $0.18 per diluted share, compared with $24.0 million or $0.26 per diluted share for the same period last fiscal year. Net income in the quarter on a non-GAAP basis (excluding amortization of acquisition-related intangible assets, stock-based compensation expense and restructuring charges) was $43.1 million or $0.48 per diluted share, compared with $29.5 million or $0.32 per diluted share for the same period last fiscal year.

Revenue for the first nine months of fiscal year 2007, ended November 30, 2006, was $694.7 million, compared with $624.4 million for the same period last fiscal year, an increase of 11 percent. License revenue for the nine-month period was $245.7 million, compared with $225.3 million for the same period last fiscal year, an increase of 9 percent. Net income on a U.S. GAAP basis in the nine-month period was $54.8 million or $0.61 per diluted share, compared with $69.3 million or $0.74 per diluted share for the same period last fiscal year. Net income for the nine-month period on a non-GAAP basis (excluding amortization of acquisition-related intangible assets, stock-based compensation expense and restructuring charges) was $93.0 million or $1.03 per share, compared with $84.4 million or $0.91 per diluted share for the same period last fiscal year.

Third quarter non-GAAP results differ from results measured under U.S. GAAP as they exclude $1.7 million of amortization of acquisition-related intangible assets, $7.1 million of stock-based compensation expense and $26.9 million of restructuring charges, before taxes. Compared to the GAAP results, this is an increase of $0.30 per share, in the aggregate, after the effect of taxes. Non-GAAP results for the first nine months differ from results measured under U.S. GAAP as they exclude $5.1 million of amortization of acquisition-related intangible assets, $18.0 million of stock-based compensation expense and $26.9 million of restructuring charges, before taxes. Compared to the GAAP results, this is an increase of $0.42 per share, in the aggregate, after the effect of taxes. A reconciliation of U.S. GAAP to non-GAAP results is included at the end of this press release.

Cognos’ balance sheet remains strong. Third quarter operating cash flow was $23.5 million. As a result, the company exited the quarter with $599.3 million in cash, cash equivalents, and short-term investments. Days sales outstanding (DSOs) for accounts receivable were also strong at 61 days in the quarter.

“I am pleased with the performance of our team this quarter,” said Cognos president and chief executive officer, Rob Ashe. “In particular, 24 percent license revenue growth, significantly improved margins and earnings, and continued strong momentum for our product and solution set is a testament to the hard work and focus of the entire Cognos team.”

Recent Highlights:

•	24 percent license revenue growth in the third quarter, driven by strong Cognos 8 performance

•	11 contracts greater than $1 million in the third quarter, reflecting continued strong large deal performance

•

IBM selected Cognos 8 Workforce Performance for its Human Resources Business Transformation Outsourcing (BTO) Workforce Analytics solution - the second multi-million dollar contract for this product with a leading Business Process Outsourcer

•	Announced Cognos 8 Go! Mobile

Mr. Ashe continued, “We enter our fourth quarter with a continued commitment to customer success, a healthy pipeline, a strong solution set led by Cognos 8, and an expanding Performance Management market opportunity. I feel very good about our business and our opportunity moving forward.”

Business Outlook

The company’s outlook for the fourth quarter and full fiscal year 2007 assumes no significant changes in the economy, a U.S. GAAP tax rate of 22.5 percent and a Canadian dollar of $0.87 U.S. and a Euro of $1.32 U.S. for the remainder of the year.

Management offers the following outlook for the fourth quarter of fiscal year 2007 ending February 28, 2007:

•	Revenue is expected to be in the range of $270 million to $280 million

•	U.S. GAAP diluted earnings per share are expected to be in the range of $0.54 to $0.60

•	Non-GAAP diluted earnings per share are expected to be in the range of $0.61 to $0.67

Expected non-GAAP diluted earnings per share for the quarter ending February 28, 2007 exclude approximately $1.7 million of amortization of acquisition-related intangible assets and approximately $6.7 million of stock-based compensation expense, before taxes. This is an increase of approximately $0.07 per share, in the aggregate, after the effect of taxes.

Management offers the following outlook for the full fiscal year 2007 ending February 28, 2007:

•	Revenue is expected to be in the range of $965 million to $975 million

•	U.S. GAAP diluted earnings per share are expected to be in the range of $1.14 to $1.20

•	Non-GAAP diluted earnings per share are expected to be in the range of $1.64 to $1.70

Expected non-GAAP diluted earnings per share for fiscal year 2007 ending February 28, 2007, exclude approximately $6.8 million of amortization of acquisition-related intangible assets and approximately $24.7 million of stock-based compensation expense, and $26.9 million of restructuring charges, before taxes. This is an increase of approximately $0.50 per share, in the aggregate, after the effect of taxes.

The company’s current planning parameters for fiscal year 2008 include 10 percent revenue growth and operating margins of approximately 16 percent on a GAAP basis and approximately 20 percent on a non-GAAP basis.

Cognos management will host a conference call to present results for the third quarter of fiscal year 2007 and business outlook at 5:15 p.m. Eastern Time, today, December 20, 2006.

Listeners can access the conference call at 416-640-1907 or via Webcast at http://www.cognos.com/company/investor/events/fy07q3. Presentation slides for the call can be accessed at the Investor Relations area of the Cognos Web site approximately 15 minutes prior to the start of the call.

An archive of the Webcast can be accessed at http://www.cognos.com/company/investor/events/fy07q3 following the conference call.

A replay of the conference call will be available from December 20 at 8:15 p.m. Eastern Time until January 3 at 11:59 p.m. Eastern Time. The replay can be accessed at 416-640-1917. The passcode for the replay is 21211370#.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information (including those in the section entitled “Business Outlook”) are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act. Such forward-looking statements relate to, among other things, the company’s expectations with respect to revenue and earnings per share (on both a GAAP and non-GAAP basis) for the fourth quarter of fiscal year 2007 and the full fiscal year 2007; planning parameters for fiscal year 2008 revenue and operating margins; the assumptions set out in the “Business Outlook” including those relating to the economy, U.S. GAAP tax rate, the exchange rate for the Canadian dollar and Euro in U.S. currency; the amount and impact of amortization of acquisition-related intangible assets, stock-based compensation and restructuring charges; the company’s pipeline, market opportunity and drivers of its market; and other matters. Certain assumptions were applied in making the forward-looking statements, such as the business outlook, and material assumptions are set out above in the section entitled “Business Outlook.”

These forward-looking statements are neither promises nor guarantees, but involve risks, factors and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: a continuing increase in the number of larger customer transactions and the related lengthening of sales cycles and challenges in executing on these sales opportunities; Cognos’ transition to Cognos 8 and customer acceptance and implementation of Cognos 8; the incursion of enterprise resource planning and other major software companies into the BI market; continued BI and software market consolidation and other competitive changes in the BI and software market; currency fluctuations; the company’s ability to identify, hire, train, motivate, and retain highly qualified management/other key personnel (including sales personnel) and its ability to manage changes and transitions in management/other key personnel; the impact of the implementation of SFAS No. 123R; the company’s ability to predict the impact of its margin improvement plan on expenses, employee retention and other matters; the company’s ability to develop, introduce and implement new products as well as enhancements or improvements for existing products that respond to customer/product requirements and rapid technological change; the impact of global economic conditions on the company’s business; the company’s ability to maintain or accurately forecast revenue or to anticipate and accurately forecast a decline in revenue from any of its products or services; the company’s ability to compete in an intensely competitive market; new product introductions and enhancements by competitors; the company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; fluctuations in the company’s quarterly and annual operating results; fluctuations in the company’s tax exposure; the impact of natural disasters on the overall economic condition of North America; unauthorized use or misappropriation of the company’s intellectual property; claims by third parties that the company’s software infringes their intellectual property; the risks inherent in international operations, such as the impact of the laws, regulations, rules and pronouncements of foreign jurisdictions and their interpretation by foreign courts, tribunals, regulatory and similar bodies; the company’s ability to identify, pursue, and complete acquisitions with desired business results; the existence of regulatory barriers to integration; the impact of the implementation of changes in the application of accounting pronouncements and interpretations; as well as the risk factors discussed in the company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), as well as other periodic reports filed with the SEC and the CSA. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The company disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Discussion of Non-GAAP Financial Measures

In addition to our GAAP results, Cognos discloses adjusted operating margin percentage, net income and net income per share, referred to respectively as “non-GAAP operating margin percentage,” “non-GAAP net income,” and “non-GAAP net income per diluted share.” These items, which are collectively referred to as “Non-GAAP Measures,” exclude the impact of stock-based compensation and the amortization of acquisition-related intangible assets. The Non-GAAP measures also exclude the restructuring charges related to our margin improvement plan announced September 7, 2006 as these charges are considered non-recurring. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains.

Management defines its core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets and restructuring charges are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. Therefore, management excludes these impacts in its planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.

Prior to the adoption of FAS 123R on March 1, 2006, the beginning of our fiscal year 2007, management’s practice was to exclude stock-based compensation internally to evaluate performance. With the adoption of FAS 123R, management concluded that the Non-GAAP Measures could provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107. As of the beginning of our current fiscal year, management also began excluding amortization of acquisition-related intangible assets when assessing appropriate adjustments for non-GAAP presentations. While both of these items are recurring and affect GAAP net income, management does not use them to assess the business’ operational performance for any particular period because: each item affects multiple periods and is unrelated to business performance in a particular period; management is not able to change either item in any particular period; and neither item contributes to the operational performance of the business for any particular period.

In the case of stock-based compensation, as disclosed in our Annual Report on Form 10-K for the fiscal year ended February 28, 2006 (“2006 Form 10-K”), our compensation strategy is to use stock-based compensation “as a key tool for ensuring that key employees and executives are engaged and motivated to remain at the Company for the long term.” Whether the grant of stock options or Restricted Share Units are part of a Key Employee grant, are merit based or are granted based on meeting specific performance criteria in a measurement period, these grants vest over time and are aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. As further discussed in our 2006 Form 10-K, we use annual cash bonus payouts for executives and other employees to motivate and reward annual operational performance in the areas of revenue and operating margin achievement. Since the beginning of fiscal year 2007, operating margin achievement has been measured on a non-GAAP basis, excluding stock-based compensation and amortization of acquisition-related intangible asset expenses.

Management views amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising during the time that preceded the acquisition. It is a cost that is determined at the time of the acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance in any particular period.

The margin improvement plan reflects a fundamental realignment of our business, including significant personnel reductions within higher levels of management. The restructuring charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. The restructuring decision and related expenses are not related to operating performance for any particular period, and are not subject to change by management in any particular period. Instead, the restructuring is intended to align our business model and expense structure to our position in the market we are experiencing, and expect to experience, over the long term.

Management also uses these Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the human resources and compensation committee of the Board of Directors. With respect to acquisition-related intangible assets and charges associated with the margin improvement plan, these charges arise from acquisitions and a restructuring that are the result of strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.

Ultimately, stock-based compensation, amortization of acquisition-related intangible assets and restructuring expenses are incurred to further our long-term strategic objectives, rather than to achieve operational performance objectives for any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Further, management considers this supplemental information to be beneficial to shareholders because it shows our operating performance without the impact of charges that are largely unrelated to the performance of our underlying revenue-generating operations during the period in which the charges are recorded. Including such disclosure in our filings also provides investors with greater transparency on period-to-period performance and the manner in which management views, conducts and evaluates the business.

Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:

•	The Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software companies.

•	The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:

•

Non-GAAP operating margin performance and non-GAAP net income do not include stock-based compensation expense related to equity awards granted to our workforce. Cognos’ stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our Non-GAAP Measures.

•

While amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP disclosures and therefore our Non-GAAP Measures do not include the costs of acquired intangible assets that supplement our research and development.

•

Restructuring charges primarily represent severance charges associated with our margin improvement plan which was announced September 7, 2006. These charges are a significant expense from a GAAP perspective and the costs associated with the restructuring would be operational in nature absent the margin improvement plan. Most of the charges are cash expenditures which are excluded from our Non-GAAP Measures.

•

Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will recur and will impact our GAAP results. While restructuring costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.

As a result of these limitations, management recognizes that the Non-GAAP Measures should not be considered in isolation or as an alternative to our results as reported under GAAP. Management compensates for theses limitations by relying on the Non-GAAP Measures only as a supplement to our GAAP results.

About Cognos:

Cognos, the world leader in business intelligence and performance management solutions, provides world-class enterprise planning and BI software and services to help companies plan, understand and manage financial and operational performance.

Cognos brings together technology, analytical applications, best practices, and a broad network of partners to give customers a complete performance system. The Cognos performance system is an open and adaptive solution that leverages an organization’s ERP, packaged applications, and database investments. It gives customers the ability to answer the questions – How are we doing? Why are we on or off track? What should we do about it? – and enables them to understand and monitor current performance while planning future business strategies.

Cognos serves more than 23,000 customers in more than 135 countries, and its top 100 enterprise customers consistently outperform market indexes. Cognos performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

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Cognos and the Cognos logo are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com

SUPPLEMENTARY INFORMATION (unaudited):

	FY 2006		FY 2007
	Q3	Q4	Q1	Q2	Q3
Total License Revenue ($000s)	75,510	117,942	73,735	78,005	93,994

Year-Over-Year License Revenue Growth	(18)%	(9)%	4%	(1)%	24%

Geographic Distribution:

Total Revenue ($000s)
Americas	122,171	147,560	129,913	137,155	140,783
Europe	72,972	87,474	72,225	72,311	85,788
Asia/Pacific	17,111	18,095	14,902	20,424	21,228

% of Total
Americas	58%	58%	60%	60%	56%
Europe	34%	35%	33%	31%	35%
Asia/Pacific	8%	7%	7%	9%	9%

Year-Over-Year Revenue Growth –Total
Americas	1%	5%	12%	12%	15%
Europe	5%	(7)%	9%	7%	18%
Asia/Pacific	(12)%	(14)%	(18)%	(7)%	24%

Year-Over-Year Revenue Growth – In Local Currency
Americas	0%	3%	11%	11%	15%
Europe	14%	4%	11%	2%	8%
Asia/Pacific	(10)%	(9)%	(15)%	(7)%	20%

Orders (License, Support, Services)
> $ 1M	7	18	13	10	11
> $200K	115	242	118	120	140
> $ 50K	737	1,241	728	819	806

Average Selling Price (License Orders Only) ($000s)
> $ 50K	157	192	186	181	222

New vs Existing License Revenue – % of Total
New	29%	27%	29%	31%	23%
Existing	71%	73%	71%	69%	77%

Channel – License Revenue – % of Total
Direct	72%	77%	70%	72%	73%
Third Party	28%	23%	30%	28%	27%

Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	483,259	551,002	610,184	618,084	599,273

Days sales outstanding	66	77	58	57	61

Total employees	3,566	3,574	3,622	3,662	3,494

COGNOS INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2006	2005	2006	2005
Revenue
Product license	$93,994	$75,510	$245,734	$225,305
Product support	107,771	94,430	311,214	274,997
Services	46,034	42,314	137,781	124,069

Total revenue	247,799	212,254	694,729	624,371

Cost of revenue
Cost of product license	1,773	1,732	4,975	4,363
Cost of product support	12,977	9,192	35,588	27,102
Cost of services	44,586	33,120	121,907	98,122

Total cost of revenue	59,336	44,044	162,470	129,587

Gross margin	188,463	168,210	532,259	494,784

Operating expenses
Selling, general, and administrative	137,663	110,753	373,236	325,795
Research and development	36,436	28,287	103,584	87,572
Amortization of acquisition-related intangible assets	1,701	1,684	5,104	4,958

Total operating expenses	175,800	140,724	481,924	418,325

Operating income	12,663	27,486	50,335	76,459
Interest and other income, net	6,567	3,788	17,794	9,619

Income before taxes	19,230	31,274	68,129	86,078
Income tax provision	2,687	7,264	13,288	16,796

Net income	$16,543	$24,010	$54,841	$69,282

Net income per share
Basic	$0.19	$0.27	$0.61	$0.76

Diluted	$0.18	$0.26	$0.61	$0.74

Weighted average number of shares (000s)
Basic	89,373	90,410	89,662	90,744

Diluted	90,187	92,288	90,412	92,997

COGNOS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)

(Unaudited)

	November 30, 2006	February 28, 2006
Assets
Current assets
Cash and cash equivalents	$258,277	$398,634
Short-term investments	340,996	152,368
Accounts receivable	169,036	216,850
Income taxes receivable	7,363	1,363
Prepaid expenses and other current assets	22,497	31,978
Deferred tax assets	11,686	12,936

	809,855	814,129
Fixed assets, net	75,406	75,821
Intangible assets, net	17,338	22,125
Other assets	6,035	6,096
Deferred tax assets	7,292	6,928
Goodwill	224,383	225,709

	$1,140,309	$1,150,808

Liabilities
Current liabilities
Accounts payable	$27,776	$33,975
Accrued charges	37,971	30,799
Salaries, commissions, and related items	90,407	73,229
Income taxes payable	4,913	6,009
Deferred income taxes	5,871	4,118
Deferred revenue	197,672	246,562

	364,610	394,692
Deferred income taxes	32,578	30,344

	397,188	425,036

Stockholders’ Equity
Capital stock
Common shares and additional paid-in capital (November 30, 2006 – 89,380,506; February 28, 2006 – 89,826,706)	489,193	439,680
Treasury shares (November 30, 2006 – 558,204; February 28, 2006 – 55,970)	(19,471)	(1,563)
Retained earnings	268,948	283,168
Accumulated other comprehensive income	4,451	4,487

	743,121	725,772

	$1,140,309	$1,150,808

COGNOS INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)

(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2006	2005	2006	2005
Cash flows from operating activities
Net income	$16,543	$24,010	$54,841	$69,282
Non-cash items
Depreciation and amortization	8,101	7,304	22,701	21,709
Amortization of deferred stock-based compensation	5,523	5,055	15,266	13,695
Deferred income taxes	1,669	2,053	6,437	(39)
Loss (gain) on disposal of fixed assets	(200)	82	316	355

	31,636	38,504	99,561	105,002
Change in non-cash working capital
Decrease (increase) in accounts receivable	(23,191)	(16,851)	53,084	28,113
Increase in income tax receivable	(184)	—	(5,976)	—
Decrease in prepaid expenses and other current assets	3,206	862	10,619	1,699
Increase (decrease) in accounts payable	3,313	4,470	(6,683)	(4,554)
Increase (decrease) in accrued charges	4,444	(352)	5,702	(5,726)
Increase (decrease) in salaries, commissions, and related items	23,517	(1,919)	14,922	(32,437)
Increase (decrease) in income taxes payable	(2,439)	502	(1,588)	(18,789)
Decrease in deferred revenue	(16,846)	(15,900)	(57,414)	(39,546)

Net cash provided by operating activities	23,456	9,316	112,227	33,762

Cash flows from investing activities
Maturity of short-term investments	142,608	86,244	519,577	332,779
Purchase of short-term investments	(281,429)	(216,233)	(705,551)	(414,356)
Additions to fixed assets	(4,263)	(6,157)	(15,178)	(17,074)
Additions to intangible assets	(366)	(216)	(1,062)	(657)
Decrease (increase) in other assets	87	235	(132)	115
Acquisition costs, net of cash and cash equivalents	—	(4,677)	—	(4,546)

Net cash used in investing activities	(143,363)	(140,804)	(202,346)	(103,739)

Cash flows from financing activities
Issue of common shares	27,298	8,463	40,809	26,049
Purchase of treasury shares	(15,913)	—	(18,458)	(177)
Repurchase of shares	(50,075)	(24,435)	(75,073)	(73,383)

Net cash used in financing activities	(38,690)	(15,972)	(52,722)	(47,511)

Effect of exchange rate changes on cash	(625)	(522)	2,484	(3,730)

Net decrease in cash and cash equivalents	(159,222)	(147,982)	(140,357)	(121,218)
Cash and cash equivalents, beginning of period	417,499	405,112	398,634	378,348

Cash and cash equivalents, end of period	258,277	257,130	258,277	257,130
Short-term investments, end of period	340,996	226,129	340,996	226,129

Cash, cash equivalents, and short-term investments, end of period	$599,273	$483,259	$599,273	$483,259

COGNOS INCORPORATED

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(US$000 except share amounts, U.S. GAAP)

	Three months ended November 30,		Nine months ended November 30,
	2006	2005	2006	2005
Operating Income
GAAP Operating Income	$12,663	$27,486	$50,335	$76,459
Plus:
Amortization of acquisition-related intangible assets	1,701	1,684	5,104	4,958
Stock-based compensation expense	7,126	5,056	17,961	13,696
Restructurings charge	26,898	—	26,898	—

Non-GAAP Operating Income	$48,388	$34,226	$100,298	$95,113

Operating Margin Percentage
GAAP Operating Margin Percentage	5.1%	12.9%	7.2%	12.2%
Plus:
Amortization of acquisition-related intangible assets	0.7	0.8	0.7	0.8
Stock-based compensation expense	2.9	2.4	2.6	2.2
Restructuring charge	10.8	—	3.9	—

Non-GAAP Operating Margin Percentage	19.5%	16.1%	14.4%	15.2%

Net Income
GAAP Net Income	$16,543	$24,010	$54,841	$69,282
Plus:
Amortization of acquisition-related intangible assets	1,701	1,684	5,104	4,958
Stock-based compensation expense	7,126	5,056	17,961	13,696
Restructuring charge	26,898	—	26,898	—
Less:
Income tax effect of amortization of acquisition-related intangible assets	(645)	(624)	(1,916)	(1,873)
Income tax effect of stock-based compensation expense	(2,108)	(605)	(3,567)	(1,638)
Income tax effect of restructuring charge	(6,371)	—	(6,371)	—

Non-GAAP Net Income	$43,144	$29,521	$92,950	$84,425

Net Income per diluted share
GAAP Net Income per diluted share	$0.18	$0.26	$0.61	$0.74
Plus:
Amortization of acquisition-related intangible assets	0.02	0.02	0.05	0.05
Stock-based compensation expense	0.08	0.06	0.20	0.15
Restructuring charge	0.30	—	0.30	—
Less:
Income tax effect of amortization of acquisition-related intangible assets	(0.01)	(0.01)	(0.02)	(0.02)
Income tax effect of stock-based compensation expense	(0.02)	(0.01)	(0.04)	(0.01)
Income tax effect of restructuring charge	(0.07)	—	(0.07)	—

Non-GAAP Net Income per diluted share	$0.48	$0.32	$1.03	$0.91

Shares used in computing diluted net income per share	90,187	92,288	90,412	92,997

The following table shows the classification of stock-based compensation expense:

	Three months ended November 30,		Nine months ended November 30,
	2006	2005	2006	2005
	($000s)
Cost of Product Support	$94	$130	$255	$361
Cost of Services	214	249	560	650
Selling, General and Administrative	6,311	3,615	15,716	9,739
Research and Development	507	1,061	1,430	2,946

Total	7,126	5,055	17,961	13,696

The following table shows the classification of the restructuring charge:

($000s)	Three months ended November 30, 2006
Cost of Product Support	$1,351
Cost of Services	5,361
Selling, General and Administrative	15,256
Research and Development	4,930

Total	$26,898

COGNOS INCORPORATED

Reconciliation of US GAAP to Non-GAAP

Diluted Earnings per Share for Business Outlook

(Unaudited)

	Three Months ending February 28, 2007	Twelve Months ending February 28, 2007
Projected US GAAP Diluted Earnings per Share	$0.54 - $0.60	$1.14 - $1.20
Plus:
Amortization of acquisition-related intangible assets	0.02	0.08
Stock-based compensation expense	0.07	0.27
Restructuring Charge	—	0.30
Less:
Income tax effect of non-GAAP adjustments	(0.02)	(0.15)

Projected non-GAAP Diluted Earnings per Share	$0.61 - $0.67	$1.64 - $1.70

Reconciliation of US GAAP to Non-GAAP

Projected Operating Margin Percentage

(Unaudited)

Twelve months ending February 28, 2008
Projected US GAAP Operating Margin Percentage	16.0%
Plus:
Amortization of acquisition-related intangible assets	1.0%
Stock-based compensation expense	3.0%

Projected non-GAAP Operating Margin Percentage	20.0%